Exhibit 5.01

Buchanan Ingersoll PC ATTORNEYS

One Oxford Centre 301 Grant Street, 20th Floor Pittsburgh, PA 15219-1410 T 412 562 8800 F 412 562 1041 www.buchananingersoll.com

November 14, 2005

Board of Directors

II-VI Incorporated

375 Saxonburg Boulevard

Saxonburg, Pennsylvania 16056

Gentlemen:

We have acted as counsel to II-VI Incorporated, a Pennsylvania corporation (the “Corporation”), in connection with the proposed issuance by the Corporation of up to 1,800,000 shares of the Corporation’s common stock, no par value (the “Common Stock”), pursuant to the terms of the II-VI Incorporated 2005 Omnibus Incentive Plan (the “Plan”).

In connection with such proposed issuance, we have examined the Plan, the Articles of Incorporation of the Corporation, as amended and restated, the By-Laws of the Corporation, as amended, the relevant corporate proceedings of the Corporation, the Registration Statement on Form S-8 (the “Registration Statement”) covering the issuance of shares of Common Stock pursuant to the Plan, and such other documents, records, certificates of public officials, statutes and decisions as we consider necessary to express the opinions contained herein. In the examination of such documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to those original documents of all documents submitted to us as certified or photostatic copies.

Based on the foregoing, we are of the opinion that when the Registration Statement shall have been declared effective by order of the Securities and Exchange Commission and when the Common Stock has been duly issued and delivered pursuant to the terms of the Plan, such shares of Common Stock will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission.

BUCHANAN INGERSOLL PC

By:	/s/ RONALD BASSO
Ronald Basso

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